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Exhibit 23

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-28767), as amended, pertaining to the Providian Financial Corporation 1997 Stock Option Plan and the Providian Financial Corporation Stock Ownership Plan, the Registration Statement (Form S-8 No. 333-57409) pertaining to the Providian Financial Corporation 1997 Employee Stock Purchase Plan, the Registration Statement (Form S-8 No. 333-81893), as amended, pertaining to the Providian Financial Corporation 1999 Non-Officer Equity Incentive Plan, the Registration Statement (Form S-8 No. 333-33806) pertaining to the Providian Financial Corporation 401(k) Plan, and the Registration Statement (Form S-3 No. 333-55937), of our report dated February 7, 2002, except for Note 4, as to which the date is March 7, 2002, with respect to the consolidated financial statements of Providian Financial Corporation incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2001.

/s/ Ernst & Young LLP

San Francisco, California
March 29, 2002

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  Exhibit 23
Consent of Independent Auditors